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                                                                     Exhibit 5.2



                                (302) 651-7712



                                 June 21, 1996



John Deere Receivables, Inc.
First Interstate Bank Building
1 East First Street
Reno, Nevada 89501

John Deere Capital Corporation
First Interstate Bank Building
1 East First Street
Reno, Nevada 89501


                   RE:  John Deere Receivables, Inc.
                        Registration Statement on form S-3
                        (Registration No. 33-99294)
                        ----------------------------------


Ladies and Gentlemen:

     We have acted as special Delaware counsel to John Deere Receivables, Inc., a Nevada corporation (the "Company" or the "Seller"), in connection with the above-captioned Registration Statement (such registration statement together with the exhibits and any amendments thereto, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates") with an aggregate principal amount of $2,000,000,000.

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John Deere Receivables, Inc.
John Deere Capital Corporation
June 21, 1996
Page 2


   As described in the Registration Statement, the Notes and the Certificates will be issued from time to time in series, with each series to be issued by a Delaware business trust (each, a "Trust") to be formed by the Seller pursuant to a Trust Agreement (each, a "Trust Agreement") between the Seller and an Owner Trustee. With respect to each series, the Certificates will be issued pursuant to a Trust Agreement, the Notes will be issued pursuant to an Indenture (each, an "Indenture") between the related Trust and an Indenture Trustee and the Notes and Certificates will be sold from time to time pursuant to certain underwriting agreements (the "Underwriting Agreements") between the Seller and the various underwriters named therein. At your request, this opinion is being furnished to you.

   For purposes of giving the opinions hereinafter set forth, we have examined and relied upon the Registration Statement and, in each case as filed with the Registration Statement, the form of Sale and Servicing Agreement among a Trust, the Seller and the Servicer, the form of Indenture (including forms of Notes included as exhibits thereto), the form of Trust Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Business Trust Act and the form of Certificate filed as an exhibit thereto) and the forms of Underwriting Agreements for the Notes and the Certificates (the "Operative Documents"). Terms used herein without definition have the meanings given to such terms in the Registration Statement.

   For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we assume that there exists no provision in any document not listed above that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

   Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, with respect to the Certificates of any series, when (i) the final terms of such Certificates have been duly established and approved by or pursuant to authorization of the Board of Directors of the Seller, (ii) the Operative Documents relating to such series have each been duly completed, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement reflecting the terms established as described above, (iii) the Certificate of Trust for the related Trust has been duly executed by the Owner Trustee and filed with the Secretary of State of the
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John Deere Receivables, Inc.
John Deere Capital Corporation
June 21, 1996
Page 3


State of Delaware, and (iv) such Certificates have been duly authorized, executed and issued by the related Trust and authenticated by the Owner Trustee, and delivered to and paid for by the purchasers thereof, all in accordance with the terms and conditions of the related Operative Documents and in the manner described in the Registration Statement, such Certificates will be valid, fully paid and nonassessable beneficial interests in the Trust (subject to the obligation of the Depositor under Section 2.07(a) of the Trust Agreement.

   The foregoing opinion is subject to the following exceptions, qualifications, limitations and assumptions:

   A. This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

   B. We have not participated in the preparation for the Registration Statement or any offering materials with respect to the Certificates and assume no responsibility for their contents.

   We hereby consent to the use of this opinion exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" in the Prospectus filed as part of the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person or for any other purpose.


                                       Very truly yours,


                                       Richards, Layton & Finger

EAM/JLJ/dts